UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39172 (Commission file number)	80-0103152 (I.R.S. Employer Identification No.)

3331 Street Road, Suite 200 Bensalem, Pennsylvania (Address of principal executive offices)	19020 (Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

StoneMor Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K (this “Amendment”) to amend the Company’s Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission on November 3, 2022 in connection with the consummation of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of May 24, 2022, by and among the Company, Axar Cemetery Parent Corp. (“Parent”), a Delaware corporation and an indirect wholly-owned subsidiary of Axar Capital Management, LP (“Axar”), and Axar Cemetery Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Original Report”). The Original Report included incomplete disclosures in Item 5.02 regarding the appointment of new directors to the Company’s Board of Directors (the “Board”). This Amendment is being filed to provide the additional disclosure.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, effective as of the effective time of the Merger, Andrew Axelrod, Lilly Donohue, James Gillies, Spencer E. Goldenberg, Grant Mitchell, David Miller and Joseph M. Redling were appointed by Parent to serve as directors of the Surviving Corporation. Accordingly, at the Effective Time, Stephen J. Negrotti, Kevin D. Patrick and Patricia D. Wellenbach ceased to be directors of the Company.

In addition, the Company’s executive officers as of the Effective Time became the initial executive officers of the Surviving Corporation, except that Lilly Donohue was appointed by the Board to succeed Joseph M. Redling as President and Chief Executive Officer of the Surviving Corporation.

Ms. Donohue, age 50, served as Chief Executive Officer of Holiday Retirement, the largest independent senior living owner and operator in the United States, from 2016 to 2022. She also currently serves as a member of the Board of Directors of Synthesis Health Inc., a radiology software company focused on superior patient and practice outcomes, the Dean’s Advisory Board of Boston University’s Questrom School of Business, and the Senior Living Management Advisory Board of University of Central Florida’s Rosen College of Hospitality Management. Previously, Ms. Donohue served for over 18 years in various roles at Fortress Investment Group, a leading investment firm, including as President of Fortress Investment Group China, and before that as Managing Director and member of the Management Committee. Ms. Donohue holds a B.S. in Business Administration from Boston University.

Mr. Gillies, age 47, retired from Wafra Inc. in 2021 as a Senior Managing Director after a 17-year career focused on all aspects of alternative investments. He led the growth of Wafra's Alternative Investment Division from four investment professionals and $400 million of assets under management in several internally managed funds of hedge funds in 2004 to over 30 investment professionals and over $15 billion of assets under management in hedge funds and other liquid alternatives, private equity, alternative real estate, real assets, credit, minority general partner stakes and seeding of alternative asset managers at the time of his retirement. Mr. Gillies holds a B.A. in English with a minor in economics from Hamilton College. He holds the Chartered Alternative Investment Analyst designation and is a Chartered Financial Analyst.

Mr. Mitchell, age 36, has served as Head of Research at Axar since 2019, before which he was a Senior Research Analyst from 2015 to 2018. Mr. Mitchell also currently serves as a member of the board of directors of Phillips Pet Food & Supplies (2020-present), Payless Inc. (2020-present), the American Gilsonite Company (2019-present) and The J.G. Wentworth Company (2018-present). From 2018 to 2020, he served as a board observer of Exide Technologies. Mr. Mitchell holds a B.S. in Business Administration from the University of California, Berkeley.

As of the date of this Amended Report, the Board has appointed the new and continuing directors to the committees listed below:

Audit:	Spencer Goldenberg (Chair), James Gillies and David Miller
Compensation, Nominating and Governance:	David Miller (Chair), Andrew Axelrod and Spencer Goldenberg
Trust and Compliance:	Andrew Axelrod (Chair), Lilly Donohue, James Gillies, Spencer Goldenberg and David Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022	STONEMOR INC.
	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer